Exhibit 10.12

AMENDMENT NO. 1 TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT AND

WAIVER OF LOCK-UP PERIOD

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AND WAIVER OF LOCK-UP PERIOD (this “Amendment”), dated as of October 25, 2022, amends that certain Amended and Restated Registration Rights Agreement, dated April 21, 2022 (the “Registration Rights Agreement”), by and among LMF Acquisition Opportunities, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages thereto (individually, an “Investor” and collectively, the “Investors”).

WHEREAS:

A. The parties to this Amendment desire to hereby amend the Registration Rights Agreement in the manner set forth herein.

B. Section 2.12(b) of the Registration Rights Agreement prohibits the Transfer of any of the Merger Shares held by Holders until the date that is the earlier of (1) the twelve month anniversary of the Closing and (2) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger (the “Lock-up Period”).

C. Section 2.12(d) of the Registration Rights Agreement currently requires that any release of any Investor from the lock-up provisions of Section 2.12 of the Registration Rights Agreement also requires the release of all other Investors from the lock-up provisions of Section 2.12 of the Registration Rights Agreement.

D. The parties to this Amendment desire to remove the requirement that a release of one Investor requires a release of all Investors and waive the enforcement of the Lock-up Period with respect to David Humes and Michael Humes.

E. As required by Section 3.1 of the Registration Rights Agreement, (i) the Company, (ii) the Holders holding a majority of the Registrable Securities issued to the Sponsor, and (iii) the Holders holding a majority of the Merger Shares that are Registrable Securities have executed this Amendment (the “Consenting Investors”).

NOW, THEREFORE, the Company and each of the Consenting Investors hereby agree as follows, effective in the corresponding order:

1. Section 2.12(d) of the Registration Rights Agreement is hereby deleted and removed in its entirety.

2. Section 3.1 of the Registration Rights Agreement is hereby amended and restated as follows:

“Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) the Holders holding a majority of the Registrable Securities issued to the Sponsor and (iii) the Holders holding a majority of the Merger Shares that are Registrable Securities; provided, however, that if any amendment, waiver, discharge, or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder that is treated differently shall also be required for such amendment, waiver, discharge, or termination. Persons who become assignees or other transferees of Registrable Securities in accordance with this Agreement after the date of this Agreement may become parties hereto, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any amendment, waiver, discharge, or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder.”

3. That the Company and each of the Consenting Investors, hereby waive their right to enforce the obligations of David Humes and Michael Humes under Section 2.12 of the Registration Rights Agreement and agree that the Merger Shares received at Closing by David Humes and Michael Humes shall not be restricted pursuant to the terms set forth in Section 2.12 of the Registration Rights Agreement.

4. Except as specifically set forth in this Amendment, all of the terms and provisions of the Registration Rights Agreement shall continue to remain in full force and effect. Capitalized terms appearing in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one document. This Amendment, together with the Registration Rights Agreement, contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement of representation, oral or written, among them. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware without reference to principles of choice of law thereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

COMPANY:

LMF ACQUISITION OPPORTUNITIES, INC.

By:	/s/ Bruce M. Rodgers
Name: Bruce M. Rodgers
Title: Chief Executive Officer and Chairman of the Board of Directors

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

CONSENTING INVESTORS:

LMFAO SPONSOR, LLC

By:	/s/ Bruce M. Rodgers
Name: Bruce M. Rodgers
Title: President and Chief Executive Officer

DOW EMPLOYEES’ PENSION PLAN TRUST

By:	/s/ Andres Lobo
Name: Andres Lobo
Title: Authorized Representative

UNION CARBIDE EMPLOYEE PENSION PLAN TRUST

By:	/s/ Andres Lobo
Name: Andres Lobo
Title: Authorized Representative

DAVID HUMES

By:	/s/ David Humes

MICHAEL HUMES

By:	/s/ Michael Humes